Exhibit 10.8

MILLENDO THERAPEUTICS, INC.

AMENDMENT TO 2012 STOCK PLAN

Millendo Therapeutics, Inc., a Delaware corporation (the “Company”), previously adopted the Atterocor, Inc. 2012 Stock Plan (as amended, the “Plan”). Unless otherwise defined herein, all capitalized terms shall have the meaning set forth in the Plan.

1.         Section 3, Paragraph (a) of the Plan is hereby deleted in its entirety and replaced with the following:

(a)        “Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares that may be subject to option and sold under the Plan is 20,086,451 Shares. In no event shall the number of Shares issued pursuant to Incentive Stock Options exceed 20,086,451 Shares. The Shares may be authorized but unissued, or reacquired Common Stock.”

2.         Except as set forth in this amendment, the Plan shall be unaffected hereby and shall remain in full force and effect.

Adopted: June 21, 2018

Approved by Stockholders: June 21, 2018

AMENDMENT NO. 1 TO THE ATTEROCOR, INC.

2012 STOCK PLAN

Millendo Therapeutics, Inc., a Delaware corporation (formerly known as Atterocor, Inc.) (the “Company”), previously adopted the Atterocor, Inc. 2012 Stock Plan (as amended, the “Plan”). Unless otherwise defined herein, all capitalized terms shall have the meaning set forth in the Plan.

Section 2, Paragraph (h) of the Plan shall be amended in its entirety to read as follows:

(a)        “Company” means Millendo Therapeutics, Inc., a Delaware corporation (formerly known as Atterocor, Inc.).

Section 3, Paragraph (a) of the Plan shall be amended in its entirety to read as follows:

(a)        “Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares that may be subject to option and sold under the Plan is 12,086,451 Shares. In no event shall the number of Shares issued pursuant to Incentive Stock Options exceed 12,086,451 Shares. The Shares may be authorized but unissued, or reacquired Common Stock.”

Except as expressly amended hereby, the Plan shall remain unchanged and in full force and effect and is hereby ratified and confirmed.

Adopted by the Company’s Board of Directors:	December 17, 2015

Adopted by the Company’s Stockholders:	December 17, 2015

IN WITNESS WHEREOF, the undersigned has acknowledged this Amendment to the Plan this 17th day of December, 2015.

By:	/s/ Julia C. Owens
Name:	Julia C. Owens
Title:	President and CEO

ATTEROCOR, INC.

2012 STOCK PLAN

1.         PURPOSES OF THE PLAN. The purposes of this Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Company's business. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights may also be granted under the Plan.

2.         DEFINITIONS.  As used herein, the following definitions shall apply:

(a)        “Administrator” means the Board or any of its Committees as shall be administering the Plan in accordance with Section 4 hereof.

(b)       “Applicable Laws” means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any other country or jurisdiction where Options or Stock Purchase Rights are granted under the Plan.

(c)        “Board” means the Board of Directors of the Company.

(d)       “Change in Control” means the occurrence of any of the following events:

(i)         any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities; or

(ii)       the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; or

(iii)      the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

The Administrator may, in its sole discretion and without Service Provider consent, amend the definition of “Change in Control” to conform to the definition of “Change in Control” under Section 409A of the Code.

(e)        “Code” means the Internal Revenue Code of 1986, as amended.

(f)        “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 hereof.

(g)        “Common Stock” means the Common Stock of the Company.

(h)       “Company” means Atterocor, Inc., a Delaware corporation.

(i)         “Consultant” means any person who is engaged by the Company or any Parent or Subsidiary to render consulting or advisory services to such entity.

(j)        “Director” means a member of the Board.

(k)       “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(l)         “Employee” means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(m)      “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n)       “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)         if the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such Common Stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal  or such other source as the Administrator deems reliable;

(ii)       if the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination; or

(iii)      in the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

(o)        “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(p)       “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(q)       “Option” means a stock option granted pursuant to the Plan.

(r)        “Option Agreement”  means a written or electronic agreement between the

Company and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option Agreement is subject to the terms and conditions of the Plan.

(s)        “Optioned Stock” means the Common Stock subject to an Option or a Stock Purchase Right.

(t)        “Optionee” means the holder of an outstanding Option or Stock Purchase Right granted under the Plan.

(u)       “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(v)        “Plan” means this 2012 Stock Plan.

(w)       “Restricted Stock” means Shares issued pursuant to a Stock Purchase Right or Shares of restricted stock issued pursuant to an Option.

(x)        “Restricted Stock Purchase Agreement” means a written agreement between the Company and Optionee evidencing the terms and restrictions applying to Shares purchased under a Stock Purchase Right. Each Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan and the notice of grant.

(y)        “Securities Act” means the Securities Act of 1933, as amended.

(z)        “Service Provider” means an Employee, Director or Consultant.

(aa)    “Share” means a share of Common Stock, as adjusted in accordance with Section 13 below.

(bb)   “Stock Purchase Right” means a right to purchase Common  Stock  pursuant to Section 11 below.

(cc)    “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.         STOCK SUBJECT TO THE PLAN.

(a)        Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares that may be subject to option and sold under the Plan is 3,320,118 Shares. In no event shall the number of Shares issued pursuant to Incentive Stock Options  exceed 3,320,118 Shares. The Shares may be authorized but unissued, or reacquired Common Stock.

(b)       If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, the unpurchased Shares that were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). However, Shares that have actually been issued under the Plan, upon exercise of either an Option or Stock Purchase Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

4.         ADMINISTRATION OF THE PLAN.

(a)        Administrator. The Plan shall be administered by the Board or a Committee appointed by the Board, which Committee shall be constituted to comply with Applicable Laws.

(b)        Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee, the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, the Administrator shall have the authority in its discretion:

(i)         to determine the Fair Market Value;

(ii)        to select the Service Providers to whom Options and Stock Purchase Rights may from time to time be granted hereunder;

(iii)      to determine the number of Shares to be covered by each such award granted hereunder;

(iv)       to approve forms of agreement for use under the Plan;

(v)        to determine the terms and conditions of any Option or Stock Purchase Right granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may be exercised  (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Stock Purchase Right or Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vi)       to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;

(vii)      to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or Stock Purchase Right that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by Optionees to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(viii)    to amend the terms of any one or more Options or Stock Purchase Rights without the affected Service Provider’s consent if necessary to maintain the qualified status of such Option as an Incentive Stock Option or to bring an Option or Stock Purchase Right into compliance with Section 409A of the Code and the related guidance thereunder; and

(ix)       to construe and interpret the terms of the Plan and Options  granted pursuant to the Plan.

(c)        Effect of Administrator's Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees.

5.         ELIGIBILITY. Nonstatutory Stock Options and Stock Purchase Rights may be granted to Service Providers.  Incentive Stock Options may be granted only to Employees.

6.         LIMITATIONS.

(a)        Incentive Stock Option Limit. Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

(b)       At-Will Employment. Neither the Plan nor any Option or Stock Purchase Right shall confer upon any Optionee any right with respect to continuing Optionee’s relationship as a Service Provider with the Company, nor shall it interfere in any way with his or her or its right or the Company’s right to terminate such relationship at any time, with or without cause, and with or without notice.

7.         TERM OF PLAN. Subject to stockholder approval in accordance with Section 19, the Plan shall become effective upon its adoption by the Board. Unless sooner terminated under Section 15, it shall continue in effect for a term of ten years from the later of (a) the effective date of the Plan, or (b) the earlier of the most recent board or stockholder approval of an increase in the number of Shares reserved for issuance under the Plan.

8.         TERM OF OPTION. The term of each Option shall be stated in the Option Agreement; provided, however, that the term shall be no more than ten years from the date of grant thereof. In the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five years from the date of grant or such shorter term as may be provided in the Option Agreement.

9.         OPTION EXERCISE PRICE AND CONSIDERATION.

(a)        Exercise Price. The per share exercise price for the Shares to be issued upon exercise of an Option shall be such price as is determined by the Administrator, but shall be subject to the following:

(i)         In the case of an Incentive Stock Option,

(A)       granted to an Employee who, at the time of grant of such Option, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

(B)       granted to any other Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(ii)       In the case of a Nonstatutory Stock Option,

(A)       granted to a Service Provider who, at the time of grant of such Option, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

(B)       granted to any other Service Provider, the per Share exercise price shall be no less than 85% of the Fair Market Value per Share on the date of grant.

(iii)      Notwithstanding the foregoing, Options may be granted with a per Share exercise price other than as required above pursuant to a merger or other corporate transaction.

(iii)                              Forms of Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). Such consideration may consist of, without limitation, (i) cash; (ii) check; (iii) promissory note; (iv) other Shares, provided that such Shares (A) were acquired directly from the Company, (B) have been owned by Optionee for more than six months on the date of surrender and (C) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised; (v) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan; or (vi) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator shall consider whether acceptance of such consideration may be reasonably expected to benefit the Company.

10.       EXERCISE OF OPTION.

(a)        Procedure for Exercise; Rights as a Stockholder.

(i)         Any Option granted hereunder shall be exercisable according to the terms hereof at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. An Option may not be exercised for a fraction of a Share. Except in the case of Options granted to officers, Directors and Consultants, Options shall become exercisable at a rate of no less than 20% per year over five years from the date the Options are granted.

(ii)        An Option shall be deemed exercised when the Company receives

(A)  written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (B) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of Optionee or, if requested by Optionee, in the name of Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13 of the Plan.

(iii)      Exercise of an Option in any manner shall result in a decrease in the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b)        Separation from Service. If Optionee ceases to be a Service Provider, Optionee may exercise his or her or its Option within 30 days of Optionee’s separation from service, or such longer period of time as specified in the Option Agreement, to the extent that the Option is vested on the date of separation (but in no event later than the expiration of the term of the Option as set forth in the Option Agreement). If, on the date of separation, Optionee is not vested as to his or her or its entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after separation, Optionee does not exercise his or her or its Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(c)        Disability of Optionee. If Optionee ceases to be a Service Provider as a result of Optionee’s Disability, Optionee may exercise his or her Option within six months of Optionee’s separation from service, or such longer period of time as specified in the Option Agreement, to the extent the Option is vested on the date of separation (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). If, on the date of separation, Optionee is not vested as to his or her or its entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after separation, Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(d)       Death of Optionee. If Optionee dies while a Service Provider, the Option may be exercised within six months following Optionee’s death, or such longer period of time as specified in the Option Agreement, to the extent that the Option is vested on the date of death (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement) by Optionee’s designated beneficiary, provided such beneficiary has been  designated prior to Optionee’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by Optionee, then such Option may be exercised by the personal representative of Optionee’s estate or by the person(s) to whom the Option is transferred  pursuant to Optionee’s will or in accordance with the laws of descent and distribution. If, at thetime of death, Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(e)        Leaves of Absence.

(i)         Unless the Administrator provides otherwise, vesting of Options granted hereunder to officers and Directors shall be suspended during any unpaid leave of absence.

(ii)       A Service Provider shall not cease to be an Employee in the case of (A) any leave of absence approved by the Company or (B) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor.

(iii)      For purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three months following the 91st day of such leave, any Incentive Stock Option held by Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.

11.       STOCK PURCHASE RIGHTS.

(a)        Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid, and the time within which such person must accept such offer. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

(b)       Repurchase Option. Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable within 90 days of the voluntary or involuntary separation of the purchaser’s service with the Company for any reason (including death or disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company.  The repurchase option shall lapse at such rate as the Administrator may determine.

(c)        Other Provisions. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

(d)       Rights as a Stockholder. Once the Stock Purchase Right is exercised, the purchaser shall have rights equivalent to those of a stockholder and shall be a stockholder when his or her or its purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 13 of the Plan.

12.       LIMITED TRANSFERABILITY OF OPTIONS AND STOCK PURCHASE RIGHTS.  Unless determined otherwise by the Administrator, Options and Stock Purchase Rights may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or the laws of descent and distribution, and may be exercised during the lifetime of Optionee, only by

Optionee. If the Administrator in its sole discretion makes an Option or Stock Purchase Right transferable, such Option or Stock Purchase Right may only be transferred (a) by will, (b) by the laws of descent and distribution, or (c) to family members (within the meaning of Rule 701 of the Securities Act) through gifts or domestic relations orders, as permitted by Rule 701 of the Securities Act.

13.       ADJUSTMENTS; DISSOLUTION OR LIQUIDATION;  MERGER OR CHANGE IN

CONTROL.

(a)        Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, may (in its sole discretion) adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Option or Stock Purchase Right.

(b)       Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Option or Stock Purchase Right will terminate immediately prior to the consummation of such proposed action.

(c)        Merger or Change in Control. In the event of a merger of the Company with or into another corporation, or a Change in Control, each outstanding Option and Stock Purchase Right shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation in a merger or Change in Control refuses to assume or substitute for the Option or Stock Purchase Right, then Optionee shall fully vest in and have the right to exercise the Option or Stock Purchase Right as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option or Stock Purchase Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or Change in Control, the Administrator shall notify Optionee in writing or electronically that this Option or Stock Purchase Right shall be fully exercisable for a period of 15 days from the date of such notice, and the Option or Stock Purchase Right shall terminate upon expiration of such period. For purposes of this paragraph, the Option or Stock Purchase Right shall be considered assumed if, following the merger or Change in Control, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option or Stock Purchase Right immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or Stock Purchase Right, for each Share of Optioned Stock subject to the Option or Stock Purchase Right, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of common stock in the merger or Change in Control.

14.        TIME OF GRANTING OPTIONS AND STOCK PURCHASE RIGHTS. The date of grant of an Option or Stock Purchase Right shall, for all purposes, be the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such later date as is determined by the Administrator. Notice of the determination shall be given to each Service Provider to whom an Option or Stock Purchase Right is so granted within a reasonable time after the date of such grant.

15.       AMENDMENT AND TERMINATION OF THE PLAN.

(a)        Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

(b)        Stockholder Approval. The Board shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c)        Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between Optionee and the Administrator, which agreement must be in writing and signed by Optionee and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

(d)        Section 409A of the Code. To the extent that the Board determines that any Option or Stock Purchase Right granted under the Plan is subject to Section 409A of the Code, the corresponding Option Agreement or Restricted Stock Purchase Agreement evidencing such Option or Stock Purchase Right shall incorporate the terms and conditions necessary to avoid the consequences described in Section 409A(a)(1) of the Code. To the extent applicable, the Plan and all Option Agreements and Restricted Stock Purchase Agreements shall be interpreted in accordance with Section 409A of the Code and U.S. Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued or amended after the effective date of the Plan. Notwithstanding any provision of the Plan to the contrary, in the event that following the effective date of the Plan the Board determines that any Option or Stock Purchase Right may be subject to Section 409A of the Code and related U.S. Department of Treasury guidance (including such U.S. Department of Treasury guidance as may be issued after the effective date of this Plan), the Board may adopt such amendments to the Plan and the applicable Option Agreements or Restricted Stock Purchase Agreements or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Board determines are necessary or appropriate to (i) exempt such Options and Stock Purchase Rights from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to each such Option and Stock Purchase Right, or (ii) comply with the requirements of Section 409A of the Code and related U.S. Department of Treasury guidance.

16.       CONDITIONS UPON ISSUANCE OF SHARES.

(a)        Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)       Investment Representations. As a condition to the exercise of an Option, the Administrator may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

17.       INABILITY TO OBTAIN AUTHORITY. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

18.       RESERVATION OF SHARES.  The Company, during the term of the Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

19.       STOCKHOLDER APPROVAL. The Plan shall be subject to approval by the stockholders of the Company within 12 months after the date the Plan is adopted. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws.

20.       INFORMATION TO OPTIONEES. The Company shall provide to each Optionee and to each individual who acquires Shares pursuant to the Plan, not less frequently than annually during the period such Optionee has one or more Options or Stock Purchase Rights outstanding, and, in the case of an individual who acquires Shares pursuant to the Plan, during the period such individual owns such Shares, copies of annual financial statements. The Company shall not be required to provide such statements to key employees whose duties in connection with the Company assure their access to equivalent information.